Exhibit 10.1

                                  Joint Venture
        Shanxi Feihesantai Biology Science and Technology Industry, Ltd
                             Article of Association

No.  1  General  Rules

a) Based on Joint Venture Enterprise Law of People Republic of China, Santai Science and Technology Industry, Ltd (Party A) and American Dairy (Party B) signed the Contract at Shenzhen on 10/14/2003 to form the Joint Venture, Shanxi Feihesantai Biology Science and Technology Industry, Ltd, and set up the Article of Association. This Association is aimed to clarify the Contract, explain the fulfillment of the Contract, and pursue the satisfactory and the max profit permitted in the scope of business.

b) Chinese name of the joint venture: Shanxi Feihesantai Biology Science and Technology Industry, Ltd. English name of the joint venture: Shanxi Feihesantai Biology Science and Technology Industry, Ltd.

c)   Address:  16  Guanhan  Street,  Li  city  Shanxi,  PRC

d) Name of Party A, B and Address: Party A: Santai Science and Technology Industry, Ltd, Address: 16 Guanhan Street, Li city Shanxi, PRC Party B:
     American Dairy, Address: 865S Figueroa Street, Suite 3340, Los Angeles, California 90017

e) Joint venture is Chinese Legal Person, is protected and ruled by laws in China. All its activities must comply with the relating regulations.

No.  2  General  Purpose,  Scope  of  Business

2.1 General Purpose: take advantage of the advanced deep processing technology, produce walnut product and sell 100 million RMB each year, benefit the Party A and Party B, and the whole society.

2.2 Joint venture scope of business: produce, sell deep processing walnut product, provide after-sales service, research and develop new product.

2.3 Joint Venture will sell the product to both domestic and international market, the sales percentage and quantity is: 2004 30% to international market and Hongkong and Maco area 70% to domestic market 2005 35% to international market and Hongkong and Maco area 65% to domestic market

No.  3  Total  investment  and  registered  capital

3.1  Joint  Venture  total  investment  is  RMB  3,330,000
     Joint  Venture  total  registered  capital  is  RMB  3,330,000

3.2  Capital  offered  by  Party  A  and  B:
     Party  A  invested  RMB  1,330.000,  40%  of  the  total registered capital
     Party  B  invested  RMB  2,000,000,  60%  of  the total registered capital.

3.3 Party A and B should provide the full amount of their quote by the time determined in the Contract. After that, the Joint Venture will hire the


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     qualified  accountant  to  audit  and   furnish  the   written   investment
     certificate,  which  shows:  the  name  of  the  Joint  Venture,  date   of
     association, amount of the registered capital and provider name, date to register the capital, date of this certificate. If either party wants to transfer his shares, no matter part or all of them, the transfer will be subject to the agreement of the other party, and the other party has the privilege to buy over the third party.

3.4 Increase, decrease or transferring of the registered capital must be approved by the Board unanimously, and subject to agreement of the original authority approving the business. After the approval, the new procedure for the modification should be reported to the original record keeping authority.

3.5 Joint Venture should open the account both for RMB and foreign currency in the bank registered in China. If because the Joint Venture will sell and provide the service in the international market, and decides to open the account in the bank outside China, permission from the Foreign Currency Administration Department is needed before the start of the relating process.

3.6 During the Contract period, if the Board decides to apply bank loan either to domestic or international bank, manager will follow the decision from Board. Without the written agreement of the other party, neither party could collateralize his own property or the Joint Venture capital.

No.  4  Board  of  Directors

4.1 Joint Venture has Board of Directors, which is the most powerful unit in the organization.

4.2 BOD will determine all the major issues for the Joint Venture with the following rights:

     a. Determine and approve all the following provided by general manager: the production plan, annual operation report, cash flow, budget on the revenue and expense, financial statement, annual profit distribution, loan plan
     b.   Modify  the  article  of  association
     c.   Set  up  the  subsidiary
     d. Make the decision on expand, shrinkage, termination of the contract, or merge to another economic entity.
     e. Hire or fire the general manager, general engineer, general accountant and auditor, determine their compensation
     f. Approve all the major regulations of the company g. Investigate all the important lawsuit or arbitration issue related to Joint Venture
     h.   Be  responsible  for  the  liquidation  when Joint Venture terminates.
     i. Discuss and determine all the other major issues that is within the scope.

4.3  BOD  is  composed of 5 members, 2 are from Party A, and 3 are from Party B.
     BOD is in a period of 3 years and could be reelected if approved. Within the period, BOD members are not allowed to resign without reasonable reasons.

4.4 Chairman of the Board must be from Party B, vice chairman of the Board is from Party A. Both Parties must notify the other party when they need to change the Board members.

4.5 There should be at lease one board meeting each year. Temporary board meetings could be held if approved by more than one-third members. Board meetings usually will be held where the company locates.

4.6 Chairman of the BOD will call and preside the meetings. Under special circumstances, if the chairman could not preside the meeting, the member designated by the chairman should take over the responsibility. If chairman did not designate anyone, the vice chairman will do.

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4.7  Board  members could proxy someone else to attend the meeting if they could not attend for some reasons. If the members from one party or several parties didn attend the meeting, nor did they designate anyone else to attend, so that the board meeting could not make the decision on the legal, regulations and major issues listed in the Article for more than 10 days, then other parties should notify in written the members not attending the meetings and the parties they are from, to the legal address to urge them to attend.

     Board meetings should be held only when there are more than 3 members (two-thirds of the board) to attend, each has one voting right.

4.8 The above written notice to urge the members should be sent out in registered mail 60 days before the meeting, and should specify the receiver to reply in written within 45 days of this notice whether or not the receiver will attend the meeting. If within the time, the receiver won reply, it is deemed that he gives up the right. And then the members from the party who sent out the urge mail could have a special Board meeting. Even if the Board members are not enough for the Board meeting, upon the unanimous agreement of the members attending the meeting, the decision made in this meeting is still effective.

     Company  will  assume  all  the  board  meeting  expenses.

4.9 Board members not working for the Company is not compensated by the Company.

4.10 There should be detail minute for each Board meeting, signed by each member and proxy attending the meeting. Minutes is recorded in Chinese, and kept in file by Company.

4.11 The  following  should  be  unanimous  approved  by  the  Board:
     a.   Modify  the  article  of  association
     b.   Dissolve  or  terminate  the  Joint  Venture
     c.   Increase,  decrease  or  transfer  registered  capital
     d.   Merge  or  split  off
     e.   Transfer  shareholder  rights
     f.   Mortgage  shareholder  rights
     g.   Mortgage  company  capital
     h.   Adjust  the  company  capital
     i. Hire or fire the general manager, general engineer, general accountant and auditor, and determine their compensation

4.12 The  following  should  be  approved  by  two-thirds  of  the Board members
     a. Approve the production plan, annual production report, financial reports, annual profit distribution plan
     b.   Approve  the  internal  control  operation
     c.   Approve  the  general  administrative  regulations
     d.   Investigate  the  lawsuit  and  arbitration issue related to the Joint
          Venture

No.  5  Administration
5.1 Joint Venture has one operation and administration department, under which there are departments of production, technology, sales, financial and administration.


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5.2  Joint  Venture has one general manage, one vice manager. Board will hire or fire the general and vice manager. General manager will be recommended by Party B, vice manager will be recommended by Party A. Chairman of Board, vice Chairman, and Board members could be general manager, vice manager or hold in other higher administrative positions.

5.3 General and vice manger has the contract period of three years, and could be renewed.

5.4 General manager will be responsible for the Board, with the help of vice manager. When the absence of the general manager, vice manager will execute the rights for the sake of the general manager.

5.5  General  manager  has  the  following  rights:

     a.   Fulfill  the  decision  from  Board  meetings.
     b.   Fulfill  the  annual  production  plan  and  investment  plan
     c.   Lead  the  daily  administrative  and  production  activity
     d. Draft the production plan, annual production report, financial report, profit distribution plan and ask for the approval from Board.
     e.   Draft  the  internal  control  procedure
     f.   Draft  the  general  administrative  rules
     g. Suggest the Board on hire or fire of the vice manager, person in charge of financial status
     h.   Specify  the  rules  for  the  company
     i.   Other  duties  delegated  by  Board

5.6 Joint Venture has one general engineer and one general accountant; both are hired by Board, and under the lead of general manager.

5.7 General manager, vice manager are not allowed to be the general manger or vice manger of other entities, nor are they allowed to join other entities to compete with Joint Venture. The earnings from the above activity should be compounded to Joint Venture.

5.8 If General manager, vice manager and other higher positioned employees involved in fraud or gross negligence, they will be dismissed anytime upon the approval from Board meeting.

No.  6  Profit  distribution
6.1 Joint Venture will specify the net income after tax to be the reserved capital, capital for development, incentive to employees or employee benefit. The distribution rate will be determined by Board meetings.

6.2 Net income after the above distribution will be distributed to each Party by the investment ratio.

6.3 Profit would be distributed once each year, prior year distribution plan and the amount each Party is entitled to will be announced during the last 3 months of the current fiscal year.

6.4 Before the makeup of the loss from prior fiscal year, there should be no distribution of the current profit. The cumulated undistributed profit could be distributed current year.

No.  7  Financial  Accounting


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7.1  Financial Accounting of Joint Venture will follow the Regulations for Joint
     Venture  set  up  by  Department  of  Finance  of People Republic of China.

7.2  Joint Venture has the fiscal year same as calendar year, from 1/1 to 12/31.

7.3 All the supporting documents, book, financial statement should be in Chinese.

7.4 RMB is the monetary unit in the book keeping, and the exchange rate to other currencies is determined by the actual exchange rate announced by China Bank on the exchange date. Other issues on foreign currencies will follow the relating regulations on foreign currency of People Republic of China and the Contract.

7.5 Joint venture will open bank account in the bank that has the power to deal with foreign currency.

7.6  Joint  Venture  will  use  double  entry  book  keeping.

7.7  The  following  should  be  recorded  in  the  financial  book:

     a.   All  the  cash  received,  cash  disbursements
     b.   All  the  sales  and  purchases
     c.   Debt  liability
     d.   Time,  amount,  increase  or  transfer  of  registered  capital

7.8 Financial department should compile the prior year financial statement including balance sheet and income statement within the first 3 months of the following year, have it audited and signed by CPAs and turn in to Board for approval.

7.9 Each Party in the Joint Venture has the rights to hire his own accountant to check books.

7.10 The useful life of the fixed assets will be determined by Earned Income Tax Law of the joint venture or foreign enterprises.

No.  8  Employees
8.1 The hire, fire, salary, benefit, insurance, protection, discipline of the employees will be based on the Joint Venture Workforce Regulations of People Republic of China.

8.2 Needed employees should be recommended by the Local Labor Department, or approved by Local Labor Department, and publicly advertised, subject to examine and hired by the merit system and sign the contract upon hiring.

8.3 Joint Venture has the rights to give warnings to those employees, who violated the company regulations and disciplines, decrease their salaries, or even fire them upon strong violations. The fired employees should be reported to Local Labor Department

8.4 Salary is referred to relating Chinese regulations. According to the specific situations of the Joint Venture, the Board will determine and specify the salary in the labor contract. Joint Venture could give employees salary increase with the development of the production, the improvement of the work ability and technological level.



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8.5  Benefit, bonus, labor protection and insurance will be covered in different regulations,  to  assure  the  employee could work under normal situations.

No.  9  Union
9.1 Employees in Joint Venture have the rights to set up Union, to join Unions, to participate the activity based on Union Law of People Republic of China.

9.2 Union in the Joint Venture is on behalf of the employees. Its duty is: protect the employees rights and benefit based on the law; help the Joint Venture to wisely arrange and use the benefit, incentive funds; organize the employees to study the current political issue, technology, science and professions; organize the art show and sports activity; educate employees to comply with the discipline and do the best jobs in the work.

9.3 Union in the Joint Venture will sign the contract on behalf of employees and supervise the contract fulfillment.

9.4 The person in charge of Union will be invited to attend the Board meeting and speak out the opinion and reasonable request from employees.

9.5  Union  will  solve  the  dispute  between  Joint  Venture  and  employees.

9.6 Each month Joint Venture will provide 2% of the total employees salary to Union as the operation funds. Union will use the funds based on Administrative Method of the Union Funds from General Union of People Republic of China.

No.  10  Termination  and  liquidation
10.1 Joint venture has a life of 15 years, started from the approval of business certificate.

10.2 If both Parties agree to prolong the life, Board meeting could make the decision and turn in the written application to the original approval authority within 6 months before the end. The written application must be approved by the authority for the Joint Venture to prolong. The original record keeping authority should be notified for the change.

10.3 If both Parties think it would be the best for the early termination, the Joint Venture could be terminated earlier. Early termination should be the decision unanimous made by the Board, and approved by the original approval authority.

10.4 No matter normal or early termination, the Board should list the procedure for liquidation and the rules and candidate for liquidation committee; form the liquidation committee to liquidate the company assets.

10.5 The duty of the liquidation committee is to fully check the company assets, liability and creditor rights, to compile the balance sheet and property list, to set up the liquidation plan, to execute the plan after the approval of Board.

10.6 During the liquidation, the committee is the party who answers for the lawsuit or initiate the lawsuit.


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10.7 Liquidation  expenses  and  the  compensation  of the liquidation committee should  be  paid  off  in  the  priority  by  the  current  assets.

10.8 After all the debts are paid off, the remaining assets will be distributed by the investment ratio of Party A and B.

10.9 After the liquidation, Joint Venture should report to the original approval authority, and cancel the registration from the original record keeping authority, turn in the business certificate, notify the public.

10.10  After  the  liquidation,  all  the  books  should  be  kept  by  Party A.

No.  11  Regulations
11.1 The  regulations  set  up  by  the  Board  for Joint Venture is as follows:

     a. Operation and administration rules including all the working procedure and the duty and rights for each department.
     b.   Employee  code.
     c.   Salary  system
     d.   Rule  on  the  evaluation,  promotion  and  bonus  and  punishment
     e.   Benefit
     f.   Financial  system
     g.   Liquidation  procedure
     h.   Other  necessary  procedure

No.  12  Supplementary
12.1 The modification of this article should be unanimous agreed by the Board, and reported to the original approval authority.

12.2  This  article  is  written  in  Chinese.

12.3 This Article should be approved by the Business Department of the People Republic of Chinese or the designated department to be effective. Modification has the same request.

12.4 The article is signed on 10/4/2003 at Shenzhen by the designated representatives from two Parties.

Party A: Santai Science and Technology Industry, Ltd, representative: Ji Yongqin Party B: American Dairy Inc, representative: Len Youbin

10/14/2003